EXHIBIT 99.1

news release

Chevron Completes Acquisition of Hess Corporation

•	Creates premier integrated oil & gas company
•	Combines world-class assets, people and capabilities
•	Drives industry-leading free cash flow growth and shareholder returns

HOUSTON, Texas, July 18, 2025 — Chevron Corporation (NYSE: CVX) announced today that it has completed its acquisition of Hess Corporation (NYSE: HES) following the satisfaction of all necessary closing conditions, including a favorable arbitration outcome regarding Hess’ offshore Guyana asset. The combined company has one of the most advantaged and differentiated portfolios in the industry, with leading positions in critical energy markets around the world and a high cash margin production profile. In addition, on July 17, 2025, the Federal Trade Commission (FTC) lifted its earlier restriction, clearing the way for John Hess to join Chevron’s Board of Directors, subject to Board approval.

“This merger of two great American companies brings together the best in the industry,” said Chevron Chairman and CEO Mike Wirth. “The combination enhances and extends our growth profile well into the next decade, which we believe will drive greater long-term value to shareholders. Additionally, I’m pleased with the FTC’s unanimous decision. John is a respected industry leader, and our Board would benefit from his experience, relationships and expertise.”

“We are proud of everyone at Hess for building one of the industry’s best growth portfolios including Guyana, the world’s largest oil discovery in the last 10 years, and the Bakken shale, where we are a leading oil and gas producer,” former Hess Corporation CEO John Hess said. “The strategic combination of Chevron and Hess creates a premier energy company positioned for the future.”

The acquisition adds world class assets, including Guyana and U.S. Bakken, to Chevron’s diversified global portfolio where it is a leader in the Permian Basin, Gulf of America, DJ Basin, Kazakhstan, Eastern Mediterranean and Australia. Chevron now owns a 30% position in the Guyana Stabroek Block, which has more than 11 billion barrels of oil equivalent discovered recoverable resource; 463 thousand net acres of high-quality inventory in the Bakken; complementary assets in the Gulf of America with 31 thousand barrels of oil equivalent per day; and natural gas assets in Southeast Asia with 57 thousand barrels of oil equivalent per day.

“This accretive transaction is expected to drive significant free cash flow and production growth into the 2030s,” added Chief Financial Officer Eimear Bonner. “We are quickly integrating our two companies and expect to achieve $1 billion in annual run-rate cost synergies by the end of 2025. All of this should enable even higher returns to shareholders over the long-term.”

Under the terms of the merger agreement, Hess shareholders will receive 1.0250 shares of Chevron for each Hess share. As a result, Chevron intends to issue approximately 301 million shares of common stock out of treasury to Hess stockholders in connection with the transaction. The 15.38 million shares of Hess common stock (which were acquired in open market transactions) beneficially owned by Chevron immediately prior to the closing were cancelled for no consideration.

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Chevron expects to achieve the following transaction benefits:

Accretive to cash flow per share and extends growth into 2030s

•	Expected to be accretive to cash flow per share in 2025 after achieving synergies and start-up of the fourth floating production storage and offloading vessel in Guyana.

•	Increases Chevron’s estimated five-year production and free cash flow growth rates and expected to extend such growth into the next decade.

Capital and cost efficient

•	The combined company’s capital expenditures budget is expected to be between $19 and $22 billion.

•	After closing, Chevron will target to sustain a double-digit Return on Capital Employed (ROCE) at mid-cycle prices.

•	The transaction is expected to achieve run-rate cost synergies of $1 billion by the end of 2025.

Chevron will provide updated long-term financial and operational information and guidance to reflect the acquisition of Hess at its Investor Day in New York City on November 12.

About Chevron

Chevron is one of the world’s leading integrated energy companies. We believe affordable, reliable and ever-cleaner energy is essential to enabling human progress. Chevron produces crude oil and natural gas; manufactures transportation fuels, lubricants, petrochemicals and additives; and develops technologies that enhance our business and the industry. We aim to grow our oil and gas business, lower the carbon intensity of our operations and grow new businesses in renewable fuels, carbon capture and offsets, hydrogen, power generation for data centers, and emerging technologies. More information about Chevron is available at www.chevron.com.

NOTICE

As used in this news release, the term “Chevron” and such terms as “the company,” “the corporation,” “our,” “we” and “us” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or to all of them taken as a whole. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs.

Please visit Chevron’s website and Investor Relations page at www.chevron.com and www.chevron.com/investors, LinkedIn: www.linkedin.com/company/chevron, Twitter: @chevron, Facebook: www.facebook.com/chevron, and Instagram: www.instagram.com/chevron, where Chevron often discloses important information about the company, its business, and its results of operations.

Non-GAAP Financial Measures - This news release includes free cash flow. Free cash flow is defined as net cash provided by operating activities less capital expenditures and generally represents the cash available to creditors and investors after investing in the business. The company believes this measure useful to monitor the financial health of the company and its performance over time.

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CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements relating to Chevron’s operations, assets and strategy that are based on management’s current expectations, estimates, and projections about the petroleum, chemicals, and other energy-related industries. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “progress,” “design,” “enable,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “trajectory,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “future,” “aspires” and similar expressions, and variations or negatives of these words, are intended to identify such forward-looking statements, but not all forward-looking statements include such words. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties and other factors, many of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing crude oil and natural gas prices and demand for the company’s products, and production curtailments due to market conditions; crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; technological advancements; changes to government policies in the countries in which the company operates; public health crises, such as pandemics and epidemics, and any related government policies and actions; disruptions in the company’s global supply chain, including supply chain constraints and escalation of the cost of goods and services; changing economic, regulatory and political environments in the various countries in which the company operates; general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine, the conflict in the Middle East and the global response to these hostilities; changing refining, marketing and chemicals margins; the company’s ability to realize anticipated cost savings and efficiencies associated with enterprise structural cost reduction initiatives; actions of competitors or regulators; timing of exploration expenses; changes in projected future cash flows; timing of crude oil liftings; uncertainties about the estimated quantities of crude oil, natural gas liquids and natural gas reserves; the competitiveness of alternate-energy sources or product substitutes; pace and scale of the development of large carbon capture and offset markets; the results of operations and financial condition of the company’s suppliers, vendors, partners and equity affiliates; the inability or failure of the company’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of the company’s operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the company’s control; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant operational, investment or product changes undertaken or required by existing or future environmental statutes and regulations, including international agreements and national or regional legislation and regulatory measures related to greenhouse gas emissions and climate change; the potential liability resulting from pending or future litigation; the company’s ability to successfully integrate the operations of the company and Hess Corporation and achieve the anticipated benefits (including the expected accretion to cash flow per share and free cash flow growth rates) and projected synergies (including run-rate cost synergies) from the transaction; the company’s expected capital expenditures

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budget following the transaction; the company’s future acquisitions or dispositions of assets or shares or the delay or failure of such transactions to close based on required closing conditions; the potential for gains and losses from asset dispositions or impairments; government mandated sales, divestitures, recapitalizations, taxes and tax audits, tariffs, sanctions, changes in fiscal terms or restrictions on scope of company operations; foreign currency movements compared with the U.S. dollar; higher inflation and related impacts; material reductions in corporate liquidity and access to debt markets; changes to the company’s capital allocation strategies; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; the company’s ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and the factors set forth under the heading “Risk Factors” on pages 20 through 27 of the company’s 2024 Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.

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Contact: Allison Cook - acook@chevron.com - 228-623-4616

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